UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2010

Freescale Semiconductor, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 25, 2009, a group of lenders ("Plaintiffs") under the senior secured credit facility (the "Credit Facility") of Freescale Semiconductor, Inc. ("Freescale"), filed a complaint against Freescale challenging its issuance of incremental term loans under the Credit Facility. Freescale's Annual Report on Form 10-K filed with the Securities Exchange Commission on February 5, 2010 contains more details on the allegations and the procedural history of the case throughout 2009. Plaintiffs had recently sought to enjoin Freescale from completing its previously announced amendment to the Credit Facility, including the proposed extension of the maturity of certain term loans thereunder, and its issuance of senior secured notes to repay a portion of the Credit Facility (the "Proposed Transactions"). On February 18, 2010, Freescale reached agreement with the plaintiffs to settle the pending litigation. As a result, the plaintiffs have withdrawn their application to enjoin the Proposed Transactions and the closing is expected to occur as scheduled on February 19, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Inc.

February 18, 2010	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Ass't. Secretary